                                                                EXHIBIT 10.3













                                     LEASE

                                    BETWEEN

                             CENTURY 21 ASSOCIATES,

                                   AS LESSOR,

                       AND SANTA FE PLASTIC CORPORATION,

                                   AS LESSEE

                             DATED: OCTOBER 5, 1989

                                     INDEX

Article No.                      Title                           Page
- - - -----------                      -----                           ----
 1    Rent Payments; Additional Rent............................   2
 2    Repairs ..................................................   3
 3    Compliance With Laws......................................   4
 4    Surrender At End Of Term..................................   6
 5    Mechanics' Liens..........................................   7
 6    Inspection by Lessor......................................   8
 7    Mortgaging................................................   8
 8    Indemnification Of Lessor.................................  11
 9    Insurance; Restoration....................................  12
10    Condemnation..............................................  17
11    Assignment And Subletting.................................  18
12    Taxes.....................................................  20
13    Defaults..................................................  22
14    No Reinstatement..........................................  28
15    Subordination.............................................  29
16    Quiet Enjoyment...........................................  31
17    Successors And Assigns....................................  31
18    Alterations...............................................  31
19    Notices...................................................  33
20    No Waiver.................................................  34
21    Remedies Cumulative.......................................  35
22    Entire Agreement..........................................  36
23    Representations Of Lessor.................................  36
24    Indemnification Of Lessee.................................  37
25    Estoppel Certificates.....................................  38
26    Certain Definitions.......................................  39
27    Extension of Term.........................................  40
28    Purchase Option...........................................  40
29    Conditions Precedent......................................  43
30    Hazardous Waste/Substances................................  46
31    Signage...................................................  48
32    Purposes..................................................  49

         This Lease made this 5th day of October, 1989, between CENTURY 21 ASSOCIATES, a Tennessee general partnership, having its principal office at P.O. Box 200, Jackson, Tennessee 38302, attention Larry Becker ("Lessor") and Santa Fe Plastic Corporation, a California corporation, having its principal office at 9601 John Street, Santa Fe Springs, Caliornia 90670 ("Lessee").

                                  WITNESSETH:

         Lessor leases to the Lessee, and the Lessee leases from the Lessor, the real property described in Exhibit "A" attached to and made a part of this Lease, together with all rights, privileges, easements, appurtenances and amenities belonging or in any way pertaining thereto, and together with a building containing 104,800 square feet constructed on the real property (the "Demised Premises").

         To have and to hold for a term commencing on the date that the Lessee has received possession of the Demised Premises in accordance with the provisions of Article 29 (the "Commencement Date") and ending on the date that is thirteen (13) years after the Commencement Date (unless sooner terminated as hereinafter provided) at the net annual rental of Three Hundred Fourteen Thousand Four Hundred Dollars ($314,400.00) payable commencing upon the Commencement Date in equal monthly installments of Twenty Six Thousand Two Hundred Dollars $26,200.00) in advance on the first day of each month during the term. If the

Commencement Date does not occur on the first day of the month, Lessee shall pay rent for the fractional month on a per diem basis, calculated on the basis of a thirty (30) day month.

          The Lessor shall receive the net annual rental free from all taxes, assessments, charges, expenses, damages, repairs, maintenance and deductions of every description (except those damages or repairs caused by or resulting from acts of Lessor or its agents, contractors or employees), and Lessee shall pay all of these which, except for this Lease, would have been chargeable against the Demised Premises and payable by the Lessor. However, nothing contained in this Lease shall obligate Lessee to pay any interest or principal on any mortgage or other financing of Lessor's interest in the Demised Premises. Notwithstanding anything herein to the contrary, Lessee shall be entitled to an abatement of the first three (3) full months' rental payments.

                                   ARTICLE 1

                        RENT PAYMENTS; ADDITIONAL RENT

    1.01. The Lessee will pay to the Lessor the rent reserved in this Lease, and all other sums that may become due or be payable by the Lessee under this Lease, at the time and in the manner provided in this Lease. All of such other sums to be paid may, at the Lessor's option, be deemed to be additional rent to be added to any fixed rent then due or thereafter falling due, and in the event of non-payment, the Lessor shall have all the rights and remedies provided by this Lease in the case of non-payment of rent or of a breach of condition. Rental payments shall be tendered in legal tender and lawful money of the United States at the office of Lessor or such other place as Lessor may designate in writing. Rental payments shall be without setoff, abatement, deduction or other reduction whatsoever.

                                   ARTICLE 2

                                    REPAIRS

    2.01. The Demised Premises, together with the sidewalks adjacent thereto, shall be kept in good order and repair by the Lessee at the Lessee's sole cost and expense, and the Lessee shall make all repairs and replacements, ordinary as well as extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, including necessary interior and exterior roof and wall maintenance and repair, that may be necessary or required in or about the same so that at all times those buildings, improvements, and sidewalks shall be in good order, condition, and repair. The Lessor shall, to the extent possible, assign to the Lessee, on the Commencement Date all manufacturers' and builders' or contractors' warranties for the improvements and equipment located on, or installed in, the Demised Premises.

                                   ARTICLE 3

                             COMPLIANCE WITH LAWS

    3.01. LESSEE'S OBLIGATION TO COMPLY WITH LAWS - Lessee covenants to comply with any and all laws, statutes, ordinances and regulations, federal, state, county or municipal, now or hereinafter in force applicable to the Demised Premises relating to the use or occupancy thereof or to the making of repairs thereto, or of changes, alterations or, improvements therein, ordinary or extraordinary, structural or otherwise, seen or unforeseen, including but not limited to the performance of any duty imposed upon the Lessor or Lessee by such laws, statutes, ordinances or regulations in respect to the sidewalks, curbs, streets or vaults adjacent to the Demised Premises. The Lessee also covenants to comply with any and all regulations and rules applicable to the Demised Premises issued by the Board of Fire Underwriters, or by any other body exercising similar functions, and insurance companies writing policies covering the Demised Premises which now or hereafter may become applicable to the Demised Premises. Lessee shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Lessee, or Lessor (if legally required) or both (if legally required), without cost or expense to Lessor, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this

Article 3 and, if by the terms of any such law, ordinance, order, rule, regulation, or requirement, compliance therewith may legally be delayed pending the prosecution of any such proceeding, Lessee may delay such compliance therewith until the final determination of such proceeding. Lessee will indemnify Lessor against all adverse consequences of such contest, including court costs, interest, penalties or other expense including attorneys' fees. Lessee shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of or be imposed because of the failure of Lessee to comply with this Article 3, and in any event agrees to indemnify the Lessor from all liability with reference to the same. The Lessor and Lessee shall each promptly give notice to the other in writing at the address listed in the Lease of any notice of violation received by the Lessee or Lessor, respectively. Without diminishing the obligation of the Lessee, if the Lessee shall at any time fail or neglect to comply, to the extent reasonably appropriate and as expeditiously as reasonably feasible, with any of said laws, rules, requirements, orders, directions, ordinances or regulations concerning or affecting the Demised Premises or the use and occupation thereof, or of any building thereof, as hereinbefore provided and, if a stay is necessary, shall have failed to obtain the stay or continuance thereof, the Lessor in addition to other remedies shall be at liberty, after ten (10) days prior written notice to Lessee, to comply therewith, and reasonable expenses consequent thereon shall be borne and paid by the Lessee; upon Lessee's failure so to pay, Lessor may pay the same and any payments so made by the Lessor, together with interest thereon to be computed at the rate of fourteen percent (14%) per annum from date of payment shall be considered as additional rent to be added to the installment of rent next accruing, and shall entitle the Lessor to enforce any of the terms, provisions, conditions and covenants herein contained that may be applicable to such rent.

                                   ARTICLE 4

                            SURRENDER AT END OF TERM

    4.01. The Lessee will surrender and deliver up the Demised Premises, including, but not limited to, all buildings, improvements, hoists, pipes, plumbing, engines, electric wires, and fixtures used in connection with the operation of the Demised Premises (but no movable trade fixtures and equipment of occupants in possession of the Demised Premises) at the expiration of the term of this Lease or sooner termination, if the term, in good repair and condition, reasonable wear and tear thereof excepted. Notwithstanding the foregoing, the Lessee may, at its option, remove any furnishings, fixtures and equipment which it has installed (including, without limitation, any plumbing, pipes, wires, cables, or other apparatus in connection therewith). Upon any such removal, Lessee shall restore the

Demised Premises to its original condition, reasonable wear and tear thereof excepted. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements which are a part of the Demised Premises.

                                   ARTICLE 5

                                MECHANICS' LIENS

    5.01. Neither Lessor nor Lessee shall have the power to subject the Demised Premises or any interest in the Demised Premises to any mechanics' or other liens. If the mechanics' or other liens or order for the payment of money shall be filed against the Demised Premises or any building or improvement which is a part thereof by reason of or arising out of any labor or material furnished or alleged to have been furnished or to be furnished to or for the Lessor or the Lessee at the Demised Premises, or for or by reason of any change. alteration, or addition or the cost or expense thereof or any contract relating thereto, the party responsible for such lien (the "Responsible Party") shall cause the same to be cancelled and discharged of record, by bond or otherwise as allowed by law at the expense of the Responsible Party, within thirty-five (35) days after written demand therefor, and shall also defend on behalf of the party which is not responsible for such lien (the "Non-Responsible Party") at the Responsible Party's sole cost and expense, any action, suit or proceeding that may be brought thereon or for the enforcement of those liens, lien or orders, and the Responsible Party will pay any damages and satisfy and discharge any judgment entered therein and save harmless the Non-Responsible Party from any claim or damage resulting therefrom.

                                   ARTICLE 6

                              INSPECTION BY LESSOR

    6.01. Lessee shall permit the Lessor and Lessor's agents to enter the Demised Premises, at reasonable hours and upon reasonable prior notice, to examine them. Lessee shall have the right to accompany or designate an agent to accompany Lessor on any examination of the Demised Premises made pursuant to this Article 6.


                                  ARTICLE 7

                                  MORTGAGING


    7.01. The term "Mortgage", whenever used herein, shall include whatever security instruments are used in the locale of the Demised Premises, such as, without limitation, deeds of trust, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code. Lessee and every successor and assignee of Lessee (including, but not limited to, any sublessee of Lessee, but only with Lessee's prior consent) is hereby given the right by Lessor in addition to any other rights herein granted, without Lessor's prior written consent, to mortgage its interests in this Lease and/or under a purchase money first or second leasehold Mortgage in connection with any sale of such interest, and assign this Lease, and any sublease(s) as collateral security for such Mortgage upon the condition that all rights acquired under such Mortgage shall be subject to all of the terms, covenants and conditions of this Lease, and to all rights and interests of lessor herein, none of which terms, covenants or conditions is or shall be waived by Lessor by reason of the right given so to mortgage such interest in this Lease, except as expressly provided herein. If Lessee and/or Lessee's successors and assigns (including, but not limited to, any sublessee of Lessee, but only with Lessee's prior consent) shall mortgage this leasehold, or any part or parts thereof, and if the holder of such Mortgage shall, within twenty (20) days of its execution, send to Lessor a true copy thereof, together with a notice specifying the name and address of the Mortgagee and the pertinent recording date with respect to such Mortgage, Lessor agrees that as long as any leasehold Mortgage shall remain unsatisfied of record or until a notice of satisfaction is given by the holder to Lessor, the following provisions shall apply:

         (a) Lessor shall, upon serving Lessee with any notice of default, simultaneously serve a copy of such notice upon the holder of such leasehold Mortgage. The leasehold Mortgagee shall thereupon have the same period, after service of such notice upon it, to remedy or cause to be remedied the defaults complained of, and Lessor shall accept such performance by or at the instigation of such leasehold Mortgagee as if the same had been done by Lessee;

         (b) Anything herein contained notwithstanding, while such leasehold Mortgage remains unsatisfied of record, or until written notice of satisfaction is given by the holder to Lessor, if any default shall occur which, pursuant to any provision of this Lease, entitles Lessor to terminate this Lease, and if before the expiration of ten (10) days from the date of the giving of notice of termination upon such leasehold Mortgagee, such leasehold Mortgagee shall have notified Lessor of its desire to nullify such notice and shall have paid to Lessor all basic rent and additional rent and other charges herein provided for which are then in default, and shall have complied or shall commence complying with all of the other requirements of this Lease (except as provided in paragraph (c) of this Article), if any are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event, Lessor shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect;

           (c) The leasehold Mortgagee shall be given notice of any arbitration proceedings by the parties hereto, and shall have the right to intervene therein and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that the leasehold Mortgagee shall not elect to intervene or become a party to such proceedings, the leasehold Mortgagee shall receive notice of, and a copy of any award or decision made in said arbitration proceedings; and

           (d) Lessor shall, upon request, execute, acknowledge and deliver to each leasehold Mortgagee, an agreement prepared at the sole cost and expense of Lessee, in form reasonably satisfactory to such leasehold Mortgagee, between Lessor, Lessee and leasehold Mortgagee, agreeing to all of the provisions of this Article 7. The provisions of this Article 7 shall survive any termination of this Lease.


                                   ARTICLE 8


                           INDEMNIFICATION OF LESSOR

         8.01. The Lessee shall exonerate, keep, save, hold harmless, protect and indemnify the Lessor from any and all losses, damages, claims, suits, liability and costs, including attorneys' fees, for anything and everything whatsoever (i) arising from or out of the occupancy of the Demised Premises by or under the Lessee, the Lessee's agents or servants, (ii) from any loss or damage arising from any fault or negligence by the Lessee, or (iii) from any failure on the Lessee's part to comply with any of the covenants, terms and conditions contained in this Lease. Lessee shall have no duties and responsibilities under this Article 8 for any losses, damages, claims, suits, liability or costs incurred by Lessor as a result of any acts of Lessor.

                                   ARTICLE 9

                             INSURANCE; RESTORATION

    9.01.    INSURANCE

         (a) During the term of this Lease, Lessee, at its sole cost and expense, shall carry and maintain the following types of insurance in the amounts specified:

             (i) fire and extended coverage insurance covering the
                 Demised Premises against loss or damage by fire and against damage by other risks now or hereafter embraced by the "extended coverage" so called, in amounts equal to the full cost of replacing the Demised Premises in the event of total destruction of same by fire or any other casualty with appropriate riders to compensate for the effect of inflation on such replacement cost.

            (ii) comprehensive public liability insurance including
                 property damage, insuring the Lessor and the Lessee against liability for injury to persons or property occurring in or about the Demised Premises or arising out of the ownership, maintenance or use or occupancy thereof. The liability under such insurance shall not be less than One Million Dollars ($1,000,000.00) for any one accident and not less than Five Million Dollars ($5,000,000.00) in the aggregate for all accidents in any one year period.

           (iii) business interruption insurance against loss of rent or rental value due to fire, including extended coverage endorsement, in an amount equal to the annual rent for the Demised Premises plus the estimated amount of real estate taxes and any other expenses connected with the Demised Premises payable by the Lessee.

         (c) All policies of insurance shall provide by endorsement that any loss shall be payable to the Lessor or Lessee as their respective interests may appear at the time of the loss or payable to any mortgagee of Lessor under the standard mortgage clause, if such mortgagee requires. All such policies shall further provide that not less than thirty (30) days written notice shall be given to Lessor and Lessee before such policy may be cancelled or changed to reduce insurance provided thereby. Lessee shall provide Lessor with a duplicate policy of each insurance policy evidencing such endorsement(s) together with evidence satisfactory to Lessor that payment of all premiums thereon has been made.

         (d) Each of Lessor and Lessee hereby releases the other from any and all liability or responsibility to the other or any person or entity claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Lessor and Lessee agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.

        (e) In the event that Lessee fails to provide or to keep in force the insurance required by this Article 9, Lessor shall furnish Lessee with written notice of failure to provide or keep in force such insurance, and if Lessee fails to furnish satisfactory evidence of such insurance within five (5) days of receipt of such notice, Lessor may, if it elects, procure such insurance and all premiums advanced by Lessor shall be repaid by Lessee, on demand, together with interest at the rate of 14% per annum from date of advance until paid.

    9.02. If any buildings at any time on the Demised Premises shall be damaged or destroyed by any cause whatsoever, during the term of this Lease, the Lessee shall give immediate notice thereof to Lessor and, with reasonable promptness, repair and replace the same at its expense, utilizing the insurance proceeds paid to the Lessee in conjunction with such damage or destruction so that the buildings upon the Demised Premises after that repair and replacement shall be at least equal in value to the buildings existing immediately prior to such occurrence and as nearly similar to such buildings in character as shall be practicable and reasonable. Before beginning such repair or rebuilding, or letting any contracts in connection therewith, Lessee shall submit for Lessor's approval, which approval Lessor shall not unreasonably withhold or delay, complete and detailed plans and specifications thereof.

    9.03. The Lessee shall not be entitled to any abatement of rent except to the extent to which Lessor shall have received a net sum as proceeds of any loss or business interruption insurance maintained by Lessee, nor shall its obligations under this Lease be terminated during the term of this Lease, notwithstanding any destruction or damage to the Demised Premises by any cause whatsoever, unless resulting from a defect in construction caused by Lessor or Lessor's agents, employees, contractors or suppliers.

    9.04. In the event of damage to or destruction of any building upon the Demised Premises during the term of this Lease, Lessor agrees that Lessee shall be entitled to retain the insurance proceeds paid on account thereof. Such proceeds shall be received by the Lessee in trust to pay the cost of restoration, and shall not be commingled with any of Lessee's other funds.

                                   ARTICLE 10

                                  CONDEMNATION

    10.01. If any person or corporation, municipal, public, private, or otherwise shall at any time during the term of this Lease lawfully condemn and by reason thereof acquire title to

Lessor's interest in the Demised Premises, in or by condemnation proceedings in pursuance of the law, general, special or otherwise, the Lessor shall be entitled to and shall, except as hereinafter provided, receive any award that may be made, including the award, if any, to the Lessee for the value of the unexpired term of this Lease, and the Lessee shall and does hereby assign and transfer to Lessor any award that may be so made to Lessee for any damages to the term of years set forth in this Lease. This assignment shall not include any award for taking of or damage to the trade fixtures of Lessee, or its subtenants.

    10.02.   In the event of a taking by condemnation as described in
Article 10.01, this Lease shall continue, but the annual rental to be paid by the Lessee shall thereafter be reduced in proportion to the space taken by condemnation, and in such event the Lessor will apply (or cause to have applied) any sum awarded for damage to the building which is a part of the Demised Premises (but no portion of any award made for the taking of land) toward the cost of restoring that building as nearly as possible to the condition in which it was before that taking. The Lessor shall make that restoration and, upon payment of the award, shall apply (or cause to be applied) toward the cost of that restoration the said award.

    10.03. Should such taking of a portion of the building which is a part of the Demised Premises result in a loss of thirty-three and one-third percent (33-1/3%) or more of the ground floor area of the building which is a part of the Demised Premises, then Lessee, at its option, may cancel and terminate this Lease by furnishing written notice to Lessor of its intent to terminate and cancel the Lease must be furnished within sixty (60) days after vesting of title in the condemnor, and the Lease shall terminate within thirty (30) days from receipt by Lessor of such written notice.

                                   ARTICLE 11

                           ASSIGNMENT AND SUBLETTING

    11.01. (a) Lessee shall not assign or sublet its interests, or any portion thereof, under this Lease without first obtaining Lessor's consent in writing, which consent shall not be unreasonably withheld or delayed. No consent in one instance shall prevent this provision from applying to each subsequent instance. Except as otherwise provided in section 11.01(c) of this
Article 11, this provision shall apply to all transfers by operation of law, including but not limited to mergers or any change of ownership of fifty-one percent (51%) or more of the stock or beneficial interest of Lessee.

         (b) In the event Lessee should desire to assign this Lease or sublet the Demised Premises or any part thereof, Lessee shall give Lessor written notice of such desire (and the name of the proposed assignee or sublessee) at least sixty (60) days in advance of the date Lessee proposes to make such assignment or subletting.

         (c) If the entity to whom Lessee proposes to sublet or assign this Lease is a business entity related to Lessee (i.e., an entity controlling, controlled by or under common control with Lessee, where control is more than 50% of stock ownership or equity, as the case may be), Lessor's approval for such subletting or assignment shall not be required provided that the net worth of the related entity is substantially equal to or greater than that of Lessee. Lessee shall provide Lessor with proof of the related entity's net worth at the time of giving written notice of the proposed subletting or assignment of this Lease.

         (d) Lessor's approval in accordance with section 11.01(a) of this
Article 11 shall be deemed given unless Lessee receives notice in writing of Lessor's disapproval within the ten (10) day period following expiration of said sixty (60) day period.

         (e) Subject to any applicable provisions of Article 15 and Article 26, Lessor may transfer, convey, assign or encumber its interest in this Lease at any time without Lessee's consent.

                                   ARTICLE 12

                                     TAXES

    12.01. The Lessee shall pay and discharge all duties, taxes, charges for water, sewer taxes, assessments and payments, extraordinary as well as ordinary, whether foreseen or unforeseen, as shall, during the term of this Lease, be laid, levied, assessed, or imposed upon the Demised Premises, or become due and payable, or liens upon the Demised Premises, or any part thereof, or any appurtenances thereto, the leasehold estate created by this Lease, the sidewalks or streets in front of or adjoining the Demised Premises, by virtue of any present or future law, order or ordinance of the United States of America, or of the city, county or other local government, or of any department, office or bureau thereof, or any other governmental authority. The duties, taxes, charges, assessments and payments described in this Article
12.01 are sometimes referred to herein collectively as "Impositions".

    12.02. All Impositions shall be paid by the Lessee when they become due and payable without interest or penalty to the department, officer or bureau charged with the collection thereof. But nothing in this Lease shall require the Lessee to pay any inheritance, franchise, income, payroll, excise, gross receipts, privilege, rent, capital stock, estate or profit tax, or any tax of similar nature, that is or may be imposed upon the Lessor, unless those taxes shall be levied upon the rent reserved in this Lease in the place of taxes upon the Demised Premises.

    12.03. All taxes, assessments, and water rents that are mentioned above to be paid by Lessee shall be prorated and adjusted for the fiscal years in which the term of this Lease begins and ends.

    12.04. In the case of assessments for local improvements or betterments that are assessed or imposed during the term of this Lease and that may be payable in installments, Lessee shall only be obligated to pay the installments that fall due during the term of this lease.

    12.05. The Lessee may contest or review by legal proceedings or in any manner that Lessee in its opinion shall deem advisable (which proceedings or other steps taken by Lessee, if instituted, shall be conducted diligently at its own expense and free of expense to the Lessor) any and all Impositions levied, assessed or imposed upon or against the Demised Premises or taxes in lieu thereof, required to be paid by Lessee under this Lease. No such contest or review shall be undertaken in a manner that exposes the Demised Premises or Lessor's interest therein to jeopardy.

    12.06. On or before the due date, Lessee shall furnish to Lessor copies of official receipts of the appropriate taxing authority or other evidence satisfactory to the Lessor evidencing payment of taxes. Lessee upon request of Lessor will promptly exhibit to Lessor all paid bills for water rates and assessments, which bills after inspection by the Lessor shall be returned to the Lessee. In the event the Lessor shall receive any notice, correspondence, bill, audit or similar documentation from any entity regarding the Impositions, the Lessor shall deliver same to the Lessee within five (5) days of the Lessor's receipt thereof.

                                   ARTICLE 13

                                    DEFAULTS

    13.01. Each of the following shall be deemed a default by Lessee and a breach of this Lease:

         (a) Lessee's failure to pay any installment of rent, which failure persists after the expiration of fifteen (15) days from receipt by Lessee of written notice from Lessor advising of such failure to pay;

         (b) Lessee's failure to pay any additional rent, which failure persists after the expiration of fifteen (15) days from receipt by Lessee of written notice from Lessor advising of such failure to pay;

         (c) Lessee's failure to observe or perform any of its obligations under the other terms, covenants or conditions of this Lease, which failure persists after the expiration of thirty (30) days from the date Lessor gives written notice to Lessee calling attention to the existence of that failure, but, if the matter that is the subject of the notice is of such a nature that it cannot be reasonably corrected within thirty (30) days then no default shall be deemed to have occurred if Lessee promptly, upon the receipt of notice, commences the curing of the default and diligently prosecutes the same to completion. However, if the default is one relating to a matter that exposes space occupants or the public to a danger to safety or health of which the public authorities have given due notice to Lessee, then such shorter notice to Lessee, whether written or otherwise, shall be sufficient as the circumstances demand with the responsibility of Lessee to take corrective measures forthwith. The right to cure provided herein does not grant Lessee any license or privilege to allow the Demised Premises to be without the insurance coverage provided for in Article 9 and failure promptly to comply with Article 9 shall entitle the Lessor to place immediately the necessary insurance, and the cost thereof shall be additional rent and collectible as such.

         (d) The adjudication of Lessee in an involuntary bankruptcy proceeding and such adjudication is not vacated within sixty (60) days; the taking by Lessee of the benefit of any other insolvency act or procedure, which term includes any form of proceeding for reorganization or arrangement or rearrangement under the Bankruptcy Code as well as an assignment for the benefit of creditors; or the appointment of a receiver for Lessee and such receiver remains undischarged for sixty (60) days.

    13.02. Should Lessee default as described in this Article 13, Lessor at any time thereafter may, at its option give Lessee ten (10) days written notice of intention to end the term of this Lease and thereupon at the expiration of those ten (10) days the term of this Lease shall expire as completely as if that date were the date definitely fixed in this Lease for the expiration of the term and Lessee will then quit and surrender the Demised Premises to Lessor, but Lessee shall remain liable as provided in this Article
13. Lessee hereby expressly waives any right under the common law to demand for rent by the Lessor prior to termination of this Lease in accordance with this
Article 13, provided, however, that this waiver does not waive or diminish Lessee's rights under this Article 13.

    13.03. If the notice provided for in Article 13.02 shall have been given and the term of this Lease shall expire as described in that Article 13.02, or if the Lease shall be taken from the Lessee as a result of any execution against Lessee in any proceeding in which the Lessee shall have no appeal or further appeal, then Lessor may without notice re-enter the

Demised Premises either by force or otherwise and dispossess Lessee by summary proceedings or otherwise, and Lessee or other occupant or occupants of the Demised Premises will remove their effects and hold the Demised Premises as if this Lease had not been made, and Lessee waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

         In case of any default, re-entry, expiration or dispossession by summary proceedings or otherwise:

         (a) Rent shall become due thereupon and be paid up to the time of that re-entry, dispossession or expiration, together with any reasonable and customary expenses that Lessor may incur for legal expenses and attorneys' fees, including those incident to the recovery of possession, brokerage, and putting the Demised Premises in good order, or for preparing the same for re-rental;

         (b) Lessor may relet the Demised Premises or any part or parts thereof, either in the name of Lessor or otherwise, for a term or terms that may at Lessor's option be less than or exceed the period that would otherwise have constituted the balance of the term of this Lease and may grant reasonable and customary concessions or free rent without thereby in any way affecting Lessee's liability for the rental payable under this Lease for the period of concession or free rent; and

         (c) Lessee shall also pay Lessor as liquidated damages for the failure of Lessee to observe and perform Lessee's covenants any deficiency between the rent reserved in this Lease and the net amount, if any, of the rents collected by reason of the reletting of the Demised Premises for each month of the period that would otherwise have constituted the balance of the term of this Lease.

             (i) In computing liquidated damages there shall be
                 added to the said deficiency any reasonable and customary expenses that Lessor may incur in connection with the recovery of possession of the Demised Premises and reletting, such as, but not limited to, legal expenses, attorneys' fees, brokerage, for keeping the Demised Premises in good order and for preparing the same for reletting.

            (ii) Any such liquidated damages shall be paid in
                 monthly installments by lessee on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Lessor to collect the deficiency for any subsequent month by a similar action or proceeding.

    13.05. Lessor may make any alterations and decorations in the Demised Premises that Lessor, in its sole judgment, considers reasonably advisable and reasonably necessary for the purpose of reletting the Demised Premises. The making of these alterations of decorations shall not operate or be construed to release Lessee from any liability under this Article 13.

    13.06. Lessor shall in no event be liable and Lessee's liability under this Article 13 shall not be affected or diminished in any way whatsoever for failure to relet the Demised Premises, or if the Demised Premises are relet, for failure to collect the rent thereof under such reletting.

    13.07. In the event of a breach or threatened breach by Lessee of any of the covenants or provisions of this Lease, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary disposes proceedings, or other remedies were not provided in this Lease. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity.

    13.08. Any action taken by Lessor under this Article 13 shall not waive any right that Lessor would otherwise have against Lessee for rent reserved in this Lease or otherwise, and

Lessee shall remain responsible to Lessor for any loss and damage suffered by Lessor by reason of Lessee's default or breach. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meanings. Lessor shall, at all times, use its best efforts to mitigate its damages under this Article 13.


                                   ARTICLE 14

                                NO REINSTATEMENT

    14.01. (a) No receipt of monies by the Lessor from the Lessee after the lawful termination or cancellation of this lease, shall reinstate, continue or extend the term of this Lease, or affect any notice theretofore given to the Lessee, or waive the Lessor's right to enforce the payment of fixed or additional rent or rents then due, or thereafter falling due, or waive the Lessor's right to recover possession of the Demised Premises by proper suit, action, proceeding or remedy;

             (b) After the service of notice to terminate or cancel this Lease, or the commencement of suit, action or summary proceedings, or any other remedy, or after a final order or judgement for the possession of the Demised Premises, the Lessor may demand, receive and collect any monies due, or thereafter falling due, without in any manner affecting the notice, proceeding, suit, action, order or judgement. All such monies collected shall be deemed to be payments on the account of the use and occupation or the Lessee's liability under this Lease.

    14.02. The Lessor's failure to enforce any term of this Lease, that is breached by the Lessee, after notice had, shall not be deemed to void or affect the right of the Lessor to enforce that term on the occasion of a subsequent default or breach.

                                   ARTICLE 15

                                 SUBORDINATION

    15.01. This Lease shall be subject and subordinate to any and all Institutional Mortgages (as defined in Article 25) that may now or hereafter affect the Lessor's interest in the real property of which the Demised Premises form a part, and of all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instruments of subordination shall be required. In confirmation of this subordination, Lessee shall execute promptly any certificate, subordination agreement or other document that Lessor or its lender may reasonably request. Lessee constitutes and appoints Lessor as Lessee's attorney-in-fact to execute any such certificate or certificates for and on behalf of the Lessee.

    15.02. (a) The subordination described in Article 15.01 as it pertains to Institutional Mortgages hereafter made (which term includes any agreement modifying any Institutional Mortgage now in existence or hereafter made), is conditioned upon the agreement of the institutional mortgagee, to be delivered by it to Lessee, in which the institutional mortgagee agrees in substance that so long as Lessee is not in default:

                 (i) The Lessee will not be disturbed in its possession by the holder of the mortgage;

                (ii) Lessee will not be joined in any action or proceeding to foreclose the mortgage by the holder thereof; and

               (iii) Casualty insurance proceeds and condemnation awards to which the holder of the mortgage is entitled under the terms of the mortgage will be applied towards restoration of the Demised Premises consistent with Articles 9 and 10 of this Lease, respectively, and shall be disbursed as provided for by those Articles.

        (b) The giving of any agreement as described in Article 15.02(a) by the mortgagee may be conditioned by it on the reciprocal agreement by the Lessee to attorn to the holder of the mortgage should it become vested with the Lessor's interest in the Demised Premises.

                                   ARTICLE 16

                                QUIET ENJOYMENT

    16.01. The Lessee, upon paying the rent and performing its other obligations under this Lease shall and may, at all times during the term of this lease, peacably and quietly have, hold and enjoy the Demised Premises free of molestation by the Lessor.

                                   ARTICLE 17

                             SUCCESSORS AND ASSIGNS

    17.01. The covenants and agreements contained in this Lease inure to the benefit of and are binding upon the parties to this Lease, their successors and assigns, but this Article 17 does not modify the provisions governing assignment, as elsewhere provided for in this Lease.

                                   ARTICLE 18

                                  ALTERATIONS

    18.01. Lessee may, without the consent of Lessor, but at its own cost and expense and in a good workmanlike manner, make nonmechanical or nonstructural alterations, additions or improvements to the Demised Premises subject to all conditions contained in
Section 18.03 of this Article 18. Such nonmechanical or nonstructural alternations, additions or improvements shall comply with all applicable governmental laws, ordinances and regulations.

    18.02. Lessee may, without the consent of Lessor, but at its own cost and expense and in a good workmanlike manner, make mechanical or structural alterations, additions or improvements to the Demised Premises subject to all conditions contained in Section 18.03 of this Article 18 if the cost of such mechanical or structural alterations does not exceed $200,000.00 and does not alter the roofline or exterior walls of the Demised Premises. Such mechanical or structural alterations, additions or improvements shall comply with all applicable governmental laws, ordinances and regulations. Lessor's prior written consent shall be required for all mechanical or structural alterations, additions or improvements exceeding $200,000.00 in cost, which consent shall not be unreasonably withheld.

    18.03. Alterations, additions, improvements and partitions erected by Lessee shall be and remain the property of Lessee during the term of this Lease, and Lessee shall, unless Lessor otherwise elects as hereinafter provided, remove all such alterations, additions, improvements and partitions erected by Lessee and restore the Demised Premises to their original condition by the date of termination of this Lease; provided, however, that if Lessor so elects prior to termination of this Lease, such alterations, additions, improvements and partitions shall become the property of Lessor as of the date of termination and shall be delivered up to the Lessor with the Demised Premises. All shelves, bins, machinery and trade fixtures installed by Lessee shall be removed by Lessee prior to termination of this Lease if Lessee so elects and shall be removed if required by Lessor; upon any such removal Lessee shall restore the Demised Premises to the original condition. All such removals and restorations shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the Demised Premises.

                                   ARTICLE 19

                                    NOTICES

    19.01. All notices to the parties shall be addressed to them at the respective addresses first given for them in this Lease, or to such other address, of which either of them, as the case may be, shall notify the other party and its attorney in the manner stated in this Article 19 for giving notice. Copies of all notices shall be furnished to the attorneys for the parties at the addresses hereinafter provided, or at such other addresses which either of such attorneys, as the case may be, shall notify the other party and its attorney in the manner stated in this Article 19 for giving notice. Copies of all notices shall also be then given to Kerr Glass Manufacturing Corporation, 1840 Century Park East, Los Angeles, California 90067, Attention: Corporate Secretary.

                  NOTICES TO ATTORNEY'S FOR LESSOR AND LESSEE

Lessor's Attorneys                                 Lessee's Attorney
- - - ------------------                                 -----------------

Lee J. Chase                                       Joseph L. Broadwin
Glankler, Brown, Gilliland,                        Wilkie, Farr & Gall
Chase, Robinson & Raines                           One Citicorp Center
1700 One Commerce Square                           153 East 53rd Street
Memphis, Tennessee 38103                           New York, New York 10022



The notices to the parties and copies of such notices to the attorneys for the parties must be given by either registered mail, return receipt requested, or by certified mail, return receipt requested. In the case of the former service of the notice shall be deemed completed upon the registration thereof with the postal authorities, and in the case of the latter upon the due mailing thereof.

                                   ARTICLE 20

                                   NO WAIVER

    20.01. The failure of the Lessor to insist in any one or more instances, upon a strict performance of any of the covenants of this Lease, shall not be construed as a waiver of or relinquishment for the future performance of that covenant, or the right to exercise that option, but the same shall continue and remain in full force and effect. The Lessor's receipt of net annual or additional rent, with knowledge of the breach of any covenant of this Lease, shall not be deemed a waiver of that breach, and no waiver by the Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the Lessor.

    20.02. The Lessor's receipt of any installment of the net annual rent under this Lease or of any additional rent shall not be a waiver of any net annual or additional rent then due. Lessor may, in its sole discretion, apply any payments made by Lessee to the satisfaction of any debt or obligation of Lessee to Lessor, regardless of Lessee's instructions as to the application of those payments, whether those instructions are endorsed on Lessee's check or otherwise.

                                   ARTICLE 21

                              REMEDIES CUMULATIVE

    21.01. All of the rights and remedies given to the Lessor in this Lease for the recovery of the Demised Premises because of the default by the Lessee in the payment of any sums that may be payable pursuant to the terms of this Lease, or upon the breach of any of the terms of this Lease, or the right to re-enter and take possession of the Demised Premises upon the happening of any of the defaults or breaches of any of the covenants of this Lease, or the right to maintain any action for rent or damages and all other rights and remedies allowed at law or in equity, are reserved and conferred upon the Lessor as distinct, separate and cumulative remedies, and no one of them, whether exercised by the Lessor or not, shall be deemed to be in exclusion of any of the others.

                                   ARTICLE 22

                                ENTIRE AGREEMENT

    22.01. This Lease contains the entire agreement between the parties, and any agreement hereafter made shall not operate to change, modify or discharge this Lease in whole or in part unless that agreement is in writing and signed by the party sought to be charged with it.

                                   ARTICLE 23

                           REPRESENTATIONS OF LESSOR

    23.01.   Lessor represents and warrants that:

         (a) The improvements on the Demised Premises have been constructed in compliance with all applicable laws, ordinances, regulations and restrictions affecting the Demised Premises.

         (b) All necessary permits and approvals necessary to construct the Demised Premises including, without limitation, certificates of occupancy, have been obtained.

         (c) All utilities necessary to service the Demised Premises are adequate for the permitted use thereof and have been connected.

                                  ARTICLE 24

                           INDEMNIFICATION OF LESSEE

    24.01. Lessor shall indemnify Lessee from and hold Lessee harmless against all costs, legal expenses, liability, and other expenses, claims by any party or governmental entity, whether grounded in statutory or common law, for personal injury, wrongful death, property damage, economic loss, abatement, redemption, damage to natural resources, response costs, civil penalty, or any other claim, demand or notice arising out of or relating to

         (a) the generation, presence, handling, treatment, storage or disposal of any solid waste, hazardous waste, hazardous substance, toxic substance, contaminant, or pollutant, or any other environmental condition, on, at, beneath, or near the property, provided such generation, presence, handling, treatment, storage or disposal occurred prior to the Commencement Date of this Lease and

         (i) was due to the acts of Lessor or its agents or employees; or

        (ii) was due to the acts of third parties, provided that Lessor had knowledge of such acts prior to the Commencement Date of this Lease.

    24.02. Lessee shall have the right to terminate this Lease in the event Lessee determines in its reasonable discretion that the condition for which Lessee is entitled to indemnification under section 24.01 of this Article 24 materially and adversely affects the operation of Lessee's business or the health or safety of Lessee's employees.

                                   ARTICLE 25

                             ESTOPPEL CERTIFICATES

    25.01. The Lessee agrees at any time and from time to time upon not less than twenty (20) days prior written request by the Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article 24 may be relied upon by prospective purchasers of Lessor's interest or mortgagees of Lessor's interest or assignees of any mortgage upon Lessor's interest in the Demised Premises.

                                   ARTICLE 26

                              CERTAIN DEFINITIONS

    26.01. The term "Lessor" as used in this Lease means only the owner of the current interest of the Lessors in the Demised Premises or, as the case may be, the successor thereto from time to time. In the event of any transfer at any time of the interest of the Lessor to (i) an entity which is not controlled by Lessor, or (ii) an entity which is controlled by Lessor and with respect to (i) and (ii) has a net worth substantially equal to the net worth of Lessor, the transferor shall be and is entirely relieved of all convenants and obligations of the Lessor under this Lease, and shall be deemed and construed without further agreement between the parties or their respective successors in interest or between the parties and the transferee that the transferee of the Lessor's interest has assumed and agreed to carry out any and all convenants and obligations of the Lessor under this Lease, provided, however, that transferor shall remain liable of rights representations and warranties contained in this Lease of a period of one year from the date hereof. In the event of any transfer at any time of the interest of Lessor to an entity which is controlled by Lessor and has a net worth less than the net worth of Lessor, the transferor shall not be relieved from liability on the covenants and obligations of Lessor under the Lease.

    26.02. An "Institutional Mortgage" is a mortgage held by an institutional Lender on the interest of the Lessor in the real property constituting the Demised Premises.

                                   ARTICLE 27

                               EXTENSION OF TERM

    27.01. Provided the Lessee is not then in default, the Lessee shall have the right to extend the term of this Lease for one twelve (12) year period as hereinafter provided. The net annual rental during such renewal period shall be Three Hundred Sixty-One Thousand, Five Hundred Sixty Dollars ($361,560.00). The Lessee shall have the right to exercise such renewal option by written notice to the Lessor not later than one year prior to the commencement date of the proposed renewal term. The Lessee shall exercise the option to renew by giving notice (the "Renewal Option Notice") to the Lessor in accordance with
Article 19.

                                   ARTICLE 28

                                PURCHASE OPTION

    28.01. The Lessor grants to Lessee the option to purchase the Demised Premises in accordance with the provisions of this Lease, so long as the Lessee is not in default at the time it exercises the option.

    28.02.   The purchase price for the Demised Premises shall be Two
Million Five Hundred Eighty-Seven Thousand Dollars ($2,587,000.00). The Lessee shall be entitled to apply ten percent (10%) of the aggregate of all net annual rent payments made to the Lessor during the term of this Lease and any extensions thereof at the time the option is exercised as a credit toward the purchase price. The Lessee shall have the right to exercise such purchase option by written notice to the Lessor at least thirty (30) days prior to the date of closing of such purchase; provided, however, that any notice of intent to purchase given by Lessee during the final year of the initial thirteen year term of this Lease must be given at least twelve months prior to the expiration of such initial term, and any notice of intent to purchase given by Lessee during the final year of the twelve (12) year extension term of this Lease must be given at least twelve (12) months prior to the expiration of such extension term. The Lessee shall exercise the option to purchase by giving notice (the "Purchase Option Notice") to the Lessor in accordance with Article 19.

    28.03. The purchase price shall be payable in lawful money of the United States to the Lessor by the Lessee at the close of escrow as provided in
Section 22.05 of this Article 28.

    28.04. The Lessor shall deliver to the Lessee an executed Special Warranty deed in recordable form conveying fee simple title to the Demised Premises. Title to the Demised Premises shall be conveyed by the Lessee free and clear of all liens, encumbrances, convenants, conditions, restrictions, easements and rights of way of record, leases or other tenancy agreements, and other matters of record except (i) current taxes, a lien not yet delinquent,
(ii) those portions of current assessments not yet due and payable (iii) anything of record or not of record that in any way affects title to the premises resulting from the acts or omissions of the Lessee, (iv) any covenants, conditions, restrictions, easements, rights of way of record, and leases or other tenancy agreements existing at the commencement of the term, and (v) subleases covering portions of the Demised Premises executed by the Lessee during the term.

    28.05. The sale shall be consummated through an escrow with title company selected by the Lessee. Escrow shall be deemed to be closed pursuant to this Article 28.05 on the date the deed conveying fee simple title to the Demised Premises to the Lessee is recorded. At the close of escrow, the title company must be prepared to issue an ALTA Owner's Title Insurance Policy in the amount of the purchase price insuring title to the Demised Premises vested in the Lessee, subject only to the matters set forth in Article 28.04. Each party shall select and bear all costs of its attorneys at closing.

                                   ARTICLE 29

                              CONDITIONS PRECEDENT

    29.01. Lessor agrees to complete, and this Lease is subject to and conditioned upon the Lessor's completing, construction of the improvements to be located on the Demised Premises in accordance with the requirements of the work summary attached hereto as Exhibit "B" (the "Lessor's Work").

             The Lessee shall perform the work and supply the materials set forth on the work summary attached hereto as Exhibit "C" (the "Lessee's Work"), and this Lease shall not be conditioned upon completion of the Lessee's Work. The Lessee's Work includes certain electrical work on the Demised Premises as described in Exhibit "B" hereto. Upon (i) satisfactory completion of the electrical work which is a part of the Lessee's Work, Lessor shall pay Lessee the sum of $300,000 for completion of such electrical work. Such $300,000 amount is a negotiated sum and shall be payable upon completion of such electrical work irrespective of the actual "out of pocket" costs to Lessee for such electrical work. Lessee shall be responsible for all costs and expenses of all Lessee's Work other than the electrical work.

         The Lessor shall submit all proposed building specifications (the "Specifications") to Lessee for Lessee's review and written approval. If Lessee determines that the Specifications are not acceptable, Lessee shall so notify Lessor, and Lessor shall revise them to so conform and shall resubmit the Specifications to Lessee for review and approval, provided, however, that in no event shall Lessor be required to incur cost and expenses in excess of One Million Nine Hundred Three Thousand Two Hundred Forty-One Dollars ($1,903,241.00) which amount is not intended to include and is in excess of the $300,000 specified above in this Section 29.01 to complete the Lessor's Work. The initial review by Lessee of the Specifications shall be carried out within fourteen (14) days of the date of submission thereof by Lessor and any subsequent review by Lesse of any revisions thereto shall be carried out within fourteen (14) days of Lessor's submission of such revision. If Lessee has not notified Lessor of its determination within the fourteen (14) day period, Lessee shall be deemed to have disapproved the Specifications or any revisions thereof, Lessor shall have fourteen (14) days after a disapproval of the Specifications or any revision thereof to resubmit a modification thereof.

    29.02. Lessor shall make a good faith effort to cause the Demised Premises to be available for occupancy by the Lessee on or before January 2, 1990. Demised Premises are not available for occupancy by Lessee on or before January 2, 1990, Lessor shall pay a penalty of $1,250.00 per day, which may be offset against Leessee's first rent payment due under this lease, for each day after January 2, 1990 that Leesee is unable to occupy the Demised Premises. If the Demised Premises are not available for occupancy by the Lessee on or before February 1, 1990, then the Lessee shall have the right to cancel this Lease by written notice to the Lessor. The penalties and the right to cancel this Lease which are provided for in this Article 28 shall not apply if the delay or delays in construction are a result of the acts of Lessee's agents, employees, contractors, subcontractors or suppliers.

                                   ARTICLE 30

                          HAZARDOUS WASTES/SUBSTANCES

    30.01. The term "Hazardous Substances," as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, (including, without limitation, asbestos and raw materials which include hazardous constituents), the removal of which or the use of which is restricted, prohibited or penalized by any "environmental law," which term shall mean any Federal, State or local law, regulation, or ordinance relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted on the Demised Premises by Lessee, its agents, employees, sublessees, invitees or any other party entering the Demised Premises with the consent or knowledge of Lessee during the term hereof that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all environmental laws; (ii) the Demised Premises will not be used by Lessee, its agents, employees, sublessees, invitees or any other party entering the Demised Premises with the consent or knowledge of Lessee during the term hereof in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Lessee's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws; (iii) no portion of the Demised Premises will be used by Lessee, its agents, employees, sublessees, invitees or any other party entering the Demised Premises with the consent or knowledge of Lessee during the term hereof as a landfill or dump; (iv) Lessee will not during the term hereof install any underground tanks of any type without the prior written consent of Lessor, which shall not be unreasonably withheld provided that Lessee complies with all applicable laws regarding such underground tanks. Lessee shall remove any such underground tanks at the expiration of the term of this Lease unless Lessee obtains Lessor's written consent to allow the underground tank or tanks to remain on the Demised Premises after that date;
(v) Lessee will not during the term hereof cause any surface or subsurface conditions to exist or to come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Lessee will not during the term hereof permit any Hazardous Substances to be brought onto, stored, processed, disposed of on, released, discharged from (including ground water contamination) or otherwise handled on the Demised Premises, except for the

Permitted Materials described below, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Lessee shall immediately notify Lessor should Lessee become aware of any Hazardous Substance or other environmental problem or liability with respect to the Demised Premises. If, at any time during or after the term of the Lease, the Demised Premises is found to be so contaminated or subject to said conditions, Lessee agrees to indemnify and hold Lessor (and any mortgagee and trustee under any deed of trust or mortgage on the Demised Premises) harmless from all claims, demands, actions, liabilities, costs, (including reasonable attorney's fees), expenses, damages and obligations of any nature arising from or as a result of the actions or omissions of the Lessee, its agents, employees, sublessees, invitees or any other party entering the Demised Premises with the consent or knowledge of Lessee during the term hereof, but not further or otherwise. The foregoing indemnifications shall survive the termination or expiration of this Lease.

                                   ARTICLE 31

                                    SIGNAGE

    31.01. Lessee shall have the right, subject to Lessor's prior written approval, which approval shall not be unreasonably withheld, to place on or in the Demised Premises such signs conforming to all laws and municipal regulations as it deems necessary and proper in the conduct of its business.

                                   ARTICLE 32

                                    PURPOSE

    32.01. Lessee agrees that it shall not use or suffer the Demised Premises to be used for any unlawful purposes or any purposes which violate any public or private zoning, land use or other applicable covenants, restrictions, regulations or ordinances. The Demised Premises leased hereunder are to be used by Lessee for office, warehouse, light manufacturing of plastics and such other purposes that are usual and normal in connection with Lessee's current business operations, and no other purpose.

                                              LESSOR:

                                              CENTURY 21 ASSOCIATES
                                              a Tennessee general partnership

                                              BY: /s/ L.P. BECKER
                                                  -----------------------------


                                              LESSEE:

                                              SANTA FE PLASTIC CORPORATION
                                              a California corporation

                                              BY: /s/ D.G. STRICKLAND
                                                  -----------------------------

                                              ATTEST: /s/ L.R. KNIPPLE
                                                      -------------------------
                                                      CORPORATE SECETARY

                                    GUARANTY

    The undersigned, KERR GLASS MANUFACTURING CORPORATION, a Delaware corporation, hereby irrevocably guarantees to Lessor, its successors and assigns, the full and due performance by the Lessee, and its successors and assigns, all of the terms, obligations, covenants and agreements under the foregoing Lease on the part of Lessee to be observed or performed including the full and punctual payment by Lessee of all rent, and other sums of money, as and when they become due and payable by Lessee as provided in the Lease, during the full term of the Lease, including any extensions or renewals thereof.

                                       GUARANTOR:

                                       KERR GLASS MANUFACTURING
                                       CORPORATION

                                       By: /s/ D.G. STRICKLAND
                                           ------------------------------------

                                       Attest: /s/ L.R. KNIPPLE
                                               --------------------------------
                                               Corporate Secretary


STATE OF CALIFORNIA
COUNTY OF LOS ANGELES

    Personally appeared before me, Carla E. Andrews, a Notary Public, D. G. Strickland, with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Sr. VP, Finance of the Guarantor and is authorized by the Guarantor to execute this instrument on behalf of the Guarantor.

    Witness my hand, at office, this 29th day of Sept. 1989.

                                       /s/ CARLA E. ANDREWS
                                       -------------------------------
                                       Notary Public


My Commission Expires:

Jan. 7th 1992
- - - ---------------------

[SEAL]

STATE OF TENNESSEE
COUNTY OF MADISON

     Personally appeared before me, Teresa A. Dunn, a Notary Public, Larry P. Becker, with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Partner of the Lessor and is authorized by the Lessor to execute this instrument on behalf of the Lessor.

     Witness my hand, at office, the 5th day of October, 1989.

                                           /s/ TERESA A. DUNN
                                           ------------------------------
                                           Notary Public

My Commission Expires:

      3/21/93
- - - ---------------------

STATE OF CALIFORNIA
COUNTY OF LAS ANGELES

     Personally appeared before me, Carla E. Andrews, a Notary Public, D. G. Strickland, with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Sr. VP Finance CEO of the Lessee and is authorized by the Lessee to execute this instrument on behalf on the Lessee.

     Witness my hand, at office, this 29th day of Sept., 1989.

                                           /s/ CARLA E. ANDREWS
                                           ------------------------------
                                           Notary Public

My Commission Expires:

    Jan. 7, 1992
- - - ---------------------

                                           [SEAL]

Lying in Madison County, Jackson, Tennessee in Madison West Industrial
Park, and beginning at an iron pin set in the North margin of Lower Brownsville Road, which point is the Southeast corner of this tract and the Southwest corner of Metamora Plastics; thence, from the point of beginning and with the North margin of Lower Brownsville Road, South 87 degrees 58 minutes West 583.69 feet to a point; thence, with a curve having a radius of 40 feet for a length of 62.12 feet to a point in the East margin of Industrial Park Road; thence, with the East margin of Industrial Park Road, North 3 degrees 03 minutes west 892.48 feet to an iron pin set at the Southwest corner of Tabuchi; thence, with the South line of Tabuchi, North 87 degrees 58 minutes East 622.99 feet to an iron pin set at the Northwest corner of Metamora Products; thence, with the West line of Metamora Products, South 3 degrees 03 minutes East 931.78 feet to the point of beginning containing 13.32 acres.

Included in the above description, but to be expressly excluded, is the following described tract to be used for railroad purposes: BEGINNING at the Northwest corner of above described tract at an iron pin set in the East margin of Industrial Park Road, which point is the Southwest corner of Tabuchi; thence, from the point of beginning and with South line of Tabuchi, North 87 degrees 58 minutes East 90.7 feet to a point in the East margin of railroad right-of-way; thence, South 3 degrees 03 minutes
East 931.78 feet to a point in the North margin of Lower Brownsville Road; thence, with same, South 87 degrees 58 minutes west 51.41 feet to a point; thence, with a curve having a radius of 40 feet in a Northwesterly direction and along said curve for a distance of 62.12 feet to a point in the East margin of Industrial Park Road; thence, with same, North 3 degrees
03 minutes West 892.48 feet to the point of beginning, containing 1.94 acres.

Description from survey of Tony M. Reasons, R.L.S., Tenn. Reg. No. 508.

Being a portion of the property conveyed to Madison County, Tennessee by Deed of Hugh Pearson, et al, dated May 15, 1975, appearing of record in Deed Book 313, page 321, in the Register's Office of Madison County, Tennessee.

                                 EXHIBIT "A"
                        - REAL PROPERTY DESCRIPTION -

                             OUTLINE SPECIFICATIONS

                        PROPOSED MANUFACTURING FACILITY

                                SCP CORPORATION

                               JACKSON, TENNESSEE

                                  May 10, 1989

SUMMARY OF WORK:

The scope of work included in our proposal consists of the installation of concrete floors, office finishes, outside improvements, mechanical and fire protection systems to the existing building located on Lower
Brownsville Road in the Madison West Industrial Park.

The proposed facility shall consist of an existing building with a 100,000 S.F. manufacturing and warehouse area and a 4,800 S.F. office area.

The clear height of the building to the bottom of the steel structure is 24'-0" at the low or eaves side.

This building consists of a free standing steel frame with 8'-0" high block masonry wainscot and 24 gauge prefinished siding for the perimeter walls. The prefinished siding is lined with 2" thick vinyl faced insulation. The block masonry wainscot and the office perimeter walls are finished with "dryvit" synthetic plaster applied to plastic foam insulation. The roofing for building is a 45 mil EPDM ballasted roof system. A 48" high draft curtain will be provided dividing the building into 25,000 S.F. areas. The draft curtains will be built using 28 gauge corrugated metal attached to the truss girders.

Included within the manufacturing area is a shipping office with toilet room and one set of remote toilet rooms, for the plant personnel, sized to accommodate 115 employees working two shifts.

The plant toilet rooms will be located in the southwest corner of the building adjacent to the lunchroom. They will have masonry perimeter walls and a metal roof. The interior finish shall consist of ceramic tile floor and wainscot, epoxy paint on walls above wainscot and a 2' x 4' moisture resistant lay-in ceiling. Toilet partitions and toilet accessories are included.

The interior side of the exterior masonry wainscot shall be painted. The structural steel in the warehouse and manufacturing is to be painted.

The office finish allowance of $44,400 anticipates carpet floors, drywall partitions finished with paint and vinyl wall covering, 2' x 4' lay-in acoustical ceiling, doors and frames. The office rest room walls, finishes, and accessories are a part of this allowance. The rest room plumbing and plumbing fixtures are included in the base bid.


                                 EXHIBIT "B"
                              - LESSOR'S WORK -

We have included nine shipping doors, eight levelers and shelters, and one drive-in door. The nine shipping doors will be 8'-6" x 9'-0" metal sectional vertical lift doors. The dock shelters will be Frommelt Model WG402 and the dock levelers will be Rite Hite Model ST968 of 25,000 lb. capacity. The one drive-in door will be 12'-0" x 14'-0" metal sectional vertical lift door.

The drives and parking will be asphalt paving. The truck drives will have 8" gravel base and 3 1.2" asphalt topping. The automobile parking will have 6" gravel base and 2" asphalt topping. We have provided for parking cf 80 cars. The eight loading doors will have a concrete apron slab extending 50' from the building. The ninth loading door will have a 50' long ramp. A 24' wide paved road will be provided around the building connecting the two loading areas. A 500 S.F. concrete slab for pallet storage will be provided adjacent to the north loading area.

The manufacturing area will have a 6" thick floor slab consisting 4,000 psi concrete reinforced with #3 reinforcing steel at 20" o.c. both ways. The office area floor slab will be 4" thick with 4,000 psi concrete unreinforced. We have not included any thickened slabs or equipment bases for any production machines.

The chiller pad will be 6" thick with 4,000 psi concrete reinforced with #3 reinforcing at 20" o.c. both ways. The chiller pad will have a 6' high masonry wall on two sides and five 12' wide expanded metal gates.

The silo pad will be 72' long x 20' wide with a 72' long x 12' wide pump pad along side making a 32' wide pad. The silo pad will be 3'-6" thick with 4,000 psi concrete and reinforced with #5's at 12" o.c. each way top and #8's at 12" o.c. each way bottom. The pump pad will be 8" thick of 4,000 psi concrete and reinforced with #4 reinforcing at 12" o.c. both ways. The silo and pump pads will be surrounded with a 6' high security fence with a 12' wide gate. The north concrete apron slab will extend across the 32' width of the silo pad for truck access.

The 1,000 S.F. outside storage building will be an uninsulated pre-engineered building with a 6" thick concrete floor slab. The building will have a 14' clear height at the eaves and will have a 12' wide x 14' high door.

HVAC:

The office area will be air conditioned utilizing two 10 ton gas pack rooftop units. This should provide a comfort level of 78 degrees Fahrenheit in the summer and 72 degrees Fahrenheit in the winter.

Plant air conditioning will be accomplished using 5 - 60 ton rooftop units placed two over the warehouse and three over the manufacturing. Air will be distributed utilizing factory concentric duct packages. The assumed heat gains are based on the 200 f.c. lighting required in the injection molding area and 500 square feet per ton in the remaining area of the plant. A thru-the-wall unit will be furnished in the receiving office. The plant toilet rooms and lunchroom will be air conditioned with a separate unit.

PLUMBING:

The office will be provided with plumbing fixtures to meet the code requirements of fifteen people. Copper water piping and PVC sewer piping will be furnished as required for their connection. A drinking fountain and mop sink will be furnished in the office rest room complex. Drinking fountains will also be provided near the plant rest rooms, near the shipping office, and near the injection molding machines.

Plumbing fixtures of standard quality will be furnished for a unisex rest room in the receiving area. Finished rest room facilities will be furnished for 60 people on one shift. We will also provide one floor drain at the rear of the building for an air compressor to be furnished by others at a later date. We will provide a two inch water service to the building and distribute it to rest rooms and drinking fountains. A two inch valved connection is provided for future use. All sewer piping will be PVC and all water piping will be copper. We will provide hose bibbs at intervals around the perimeter of the building and at the loading docks.

FIRE PROTECTION:

We have included a new 8" tap to the 16" city main on either Lower Brownsville Road or Industrial Road. An above ground backflow preventer will be provided in a weather resistant enclosure. Three hydrants will be provided equally spaced along the north and east sides of the building.

Each of the three sprinkler lead-ins will have a post indicator valve located approximately 40' from the building.

The water supply in the Industrial Park is more than adequate to supply high density hydraulically calculated sprinkler systems. The pressures and supply at Madison West Industrial Park are 95 p.s.i. static, 93 p.s.i. residual flowing at 2,325 gallons per minute. The manufacturing area will be protected with a density of 0.18 GPM/S.F over the most remote 3,000 S.F. The warehouse will have a primary density of 0.66 GPM/S.F. over the most remote 1,000 S.F. and a secondary density of 0.40 GPM/S.F. over the most remote 3,725 S.F.

The offices will be protected with a density of 0.12 GPM/S.F. over the most remote 3,000 S.F.


ELECTRICAL:

Our proposal does not include any electrical work. All electrical work will be performed by SCP Corporation.

[LOGO]                                        H and M CONSTRUCTION CO., INC.

                                                 INTERNAL CORRESPONDANCE




FROM:     DON DANIELS                                      DATE:  5-24-89

TO:       DAVID FITE

COPY TO:  CURTIS CAIN AND RICHARD FITE

SUBJECT:  SCP CORPORATION
          JACKSON, TN


          The following is a recap of the changes requested by SCP Corporation during our meeting on April 19, 1989.

          1. Move toilet rooms to southwest corner of the building and add a 34' long x 18' wide lunchroom. Included within this change will be the installation of a 32' long x 5' high window in the existing south wall of the lunchroom. A separate 3 ton air conditioning unit will be provided for this lunchroom.

                               Add            $40,327    Accepted

          2. Add a 3' x 7' glass door in the west wall of the office building to match the existing door in the east wall of the office building. Included within this change is a 4' wide x 80' long sidewalk between the office building and the employees entrance.

                               Add             $6,789    Accepted

          3. Change the block pilasters at the chiller pad from 4' to 2' making the chiller enclosure 72' x 20'. The chiller pad will remain 84' x 20'. Included within this change is changing the gates from wood to expanded metal.

                               No change                 Accepted

          4. Move the shipping office from its present location near Column Line 0-11 to a new location near Column Line G-11.

                               No Change                 Accepted




                        - EXHIBITED "B" - CONTINUED -

           May 24, 1989
           Page 2

           5. Extend the truck asphalt paving at the north loading area to the west edge of the silo pad so that trucks can back up to silos.

                               Add             $5,500    Accepted

           6. Extend truck asphalt paving from north drive to the 12' x 14' door on the north side of the building.

                               Add             $3,496    Accepted

           7.  Provide ladder to roof. Ladder may be interior or exterior.

               a. Exterior Ladder

                               Add             $2,396    Not Accepted

               b. Interior ladder, including roof hatch.

                               Add             $3,266    Accepted

                  Total                       $59,378

           SCP has also asked us to paint the structure for an additional amount of $55,000, as stated in our Outline Specifications dated March 8, 1989.

           They have also agreed to changing the HVAC system to 5 - 60 ton units for the additional amount of $25,000.

           Therefore, the new budget will be as follows:

           Budget (my memo to you dated 4-4-89)          $1,763,863
           Total Requested Changes (Item #1 - 7 above)       59,378
           Add Painting Deck                                 55,000
           Add for Changing HVAC to 5 - 60 ton Units         25,000
           Revised Budget                                $1,903,241

           In addition to the above, the following additional clarifications were offered in response to comments by SCP Corporation.

           1.  We do not include roof walkway treads to the HVAC units.

           2.  We do not include any electrical work in our proposal.

           3. The office finish allowance does not include HVAC, plumbing or electrical work. The HVAC and plumbing cost for the office is in our base price.



           DD:ef

3262N


EXHIBIT C - LESSEE'S WORK

1-1200 MLO 277/4BOV PANEL WITH 4-175A/3P BREAKERS, 2-50A/3P BREAKERS, AND
  7 13A/3P BREAKERS. THIS PANEL IS LOCATED ALONG COLUMN LINE G NEAR THE CHILLER PAD.

1-800A MLO 277/4BOV PANELS ONE WEATHER PROOF LOCATED ON ROOF AT
  COLUMN 5D FOR AIR CONDITIONING USE.

2-400 A MLO 277/4BOV LOCATED ALONG COLUMN LINE G NEAR COLUMN 6 FOR
  PLANT AND WAREHOUSE LIGHTING USE AND A SECOND LOCATED NEAR THE OFFICE ALONG COLUMN LINE A AND BETWEEN COLUMNS 5 & 6.

1-100 A MLO 277/ABOV LOCATED NEAR OFFICE ALONG COLUMN LINE A FOR USE IN
  OFFICE LIGHTING AND SITE LIGHTING.

2-100 A MB 120/208BV PANELS ONE LOCATED NEXT TO EACH LIGHTING PANEL FOR
  RECEPTACLES AND POWER.

- - - -FEEDERS FOR THE ABOVE PANELS ARE AS FOLLOWS 3000A - B RUNS OF 3 1/2" PVC CONDUIT WITH 4-500 MCM THW WIRE FOR EACH. 1200A - 3 RUNS 3" PVC CONDUIT
 WITH 3-400 MCM THW WIRE. 400A NEAR OFFICE 1 RUNS OF 3 1/2 PVC WITH 4-500
 MCM WIRE. ALUMINUM CONDUIT WITH 3-500 MCM WIRE.  ALL UNDERGROUND FEEDERS
 SHALL BE IN PVC CONDUIT AND ALL OVERHEAD FEEDERS SHALL IN RIGID ALUMINUM
 CONDUIT.

- - - -120 VOLT CONVENIENCE RECEPTACLES ARE INCLUDED AT EACH MAN DOOR IN WAREHOUSE AND MANUFACTURING. IN ADDITION THE DOCK DOORS HAVE TWO DUPLEX RECEPTACLES BETWEEN EACH SET OF DOORS. RECEPTACLES SHALL BE INSTALLED USING USING EMT CONDUIT.

- - - -ELECTRICAL CONNECTION ARE PROVIDED TO THE FOLLOWING EQUIPMENT:
 3-UNIT HEATERS
 2-EXHAUST FANS
 5-60 TON ROOF TOP AIR CONDITIONING UNITS
 1-2 TON ROOF TOP AIR CONDITIONING UNIT FOR CAFETERIA

LIGHTING:
- - - -LIGHTING LEVEL THROUGHOUT FACTORY ACHIEVED USING HUGBELL 1000 WATT HI BAY HIGH METAL HALIDE FIXTURES SPACED AS PER DRAWINGS. A LEVITON SWITCHING SYSTEM HAS BEEN PROVIDED AT THE EMPLOYEES ENTRANCE. WE DO NOT PROVIDE THESE FIXTURES.

- - - -DOCK LIGHTS ARE INCLUDED ON ALL DOCK DOORS.

                                  EXHIBIT "C"
                                 LESSEE'S WORK

- - - -EMERGENCY LIGHTING USING 2-HEAD BATTERY PACK FIXTURES IS INCLUDED SPACED APPROXIMATELY 1 EVERY 12,000 S.F.

- - - -EXIT LIGHTS ARE PROVIDED FOR EVERY EXTERIOR MAN DOOR

- - - -LIGHTING SHALL BE INSTALLED USING EMT CONDUIT.

SITE:
- - - -4 - 30 FOOT PAINTED STEEL POLES WITH 400 WATT METAL HALIDE FIXTURES HAVE BEEN PROVIDED FOR PARKING LOT LIGHTING.

- - - -SECURITY LIGHTING ON PERIMETER OF BUILDING IS PROVIDED USING 9-250 WATT METAL HALIDE WALL PACKS.

- - - -CHILLER PAD LIGHTING WAS PROVIDED USING 3-250W METAL HALIDE WALL PACKS AND 4-175 WATT STANCHION MOUNTED FLOORS.

OFFICE:
- - - -WE PROVIDE A MINIMAL LIGHTING LEVEL (70-300 F.C.) FOR THE OFFICE AND A MINIMUM NUMBER OF RECEPTACLES.

[LETTERHEAD, KERR]

June 27, 1989

Mr. Ken Baye
Willkie, Farr & Gallagher
One Citicorp Center
153 East 53rd. Street
New York, New York  10022

RE: Jackson, Tennessee Environmental Indemnification


Dear Ken:

Attached for your information and files is a copy of the Environmental Indemnification signed by the County of Jackson, Tennessee.

Very truly yours,


Larry R. Knipple
Corporate Secretary

LRK/jtg:55
Attachment

                         [LETTERHEAD, MADISON COUNTY]


                                June 26, 1989

                           Madison County Commission
                               Jackson, Tennessee

SCP Corporation
9601 John Street
Santa Fe Springs, CA 90670

             RE:  Environmental Indemnification;
                  Century 21 Associates/SCP Corporation Lease

Gentlemen:

Reference is made to the lease (the "Lease") dated May ___, 1989, between Century 21 Associates, as landlord (Century 21) and SCP Corporation, as tenant, ("SCP") for the real property described on Exhibit A hereto together with the improvements thereon (the "Property").

In consideration for SCP's lease of the Property from Century 21 pursuant to the Lease and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned, being the prior fee owner of the Property, hereby indemnifies SCP from and holds SCP harmless against all costs, legal expenses, liability, and other expenses, claims by any party or governmental entity, whether grounded in statutory or common law, for personal injury, wrongful death, property damage, economic loss, abatement, remediation, damage to natural resources, response costs, civil penalty, or any other claim, demand or notice arising out of or relating to:

     (i) the generation, presence, handling, treatment, storage or disposal of any solid waste, hazardous waste, hazardous substance, toxic substance, contaminant, or pollutant, or any other environmental condition, on, at or beneath the property, provided such generation, presence, handling, treatment, storage or disposal occurred prior to the commencement of the Lease or due to the acts of the undersigned or its agents or employees; or

SCP Corporation
June 26, 1989
Page Two



     (ii) the generation, handling, transportation, treatment, storage, or disposal of any solid waste, hazardous waste, hazardous substance, toxic substance, contaminant, or pollutant, from the property to or at another facility, site, or property, provided such generation, handling, transportation, treatment storage, or disposal occurred prior to the commencement of the Lease or due to the acts of the undersigned or its agents or employees.


                                           Sincerely,

                                           Madison County Commission



                                           By: /s/ J. ALEX LEECH
                                              --------------------------------
                                               J. ALEX LEECH, County Executive
                                               Madison County, Tennessee